Exhibit 10-R-1

                       AMENDMENT NO. 1
              dated as of November 15, 1995 to
                      SUPPORT AGREEMENT
                 dated as of October 1, 1993,
         between Ford Motor Company ("Ford") and Ford
          Credit Europe plc ("Ford Credit Europe")

     WHEREAS, Ford and Ford Credit Europe have entered into the Support Agreement referenced above (the "Support Agreement") pursuant to which Ford has agreed to maintain a certain level of its ownership of and the net worth of Ford Credit Europe through 1996, and Ford Credit Europe has agreed to continue to make available financing accommodations to dealers in and of vehicles manufactured or sold by Ford and other manufacturers; and

     WHEREAS, The parties to the Support Agreement desire to extend its term through the end of calendar year 1999 and make certain changes to accommodate the potential indirect ownership by Ford of its interest in Ford Credit Europe.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter provided, the parties hereto agree as follows:

     1. The Support Agreement is hereby amended by deleting the reference to the year "1996" in each of section 2(a) and section 3 thereof and inserting in its place the year
"1999".

     2. Section 2(a) of the Support Agreement shall be further amended by inserting after the word "make" in the first line thereof the following parenthetical:
"(or, if its interest in Ford Credit Europe is held through an affiliate, shall cause such affiliate to make)".

     3. Section 2(b) of the Support Agreement shall be amended by inserting in the first, seventh and eighth lines thereof after the word "Ford" (but not after "Ford's" in the seventh line) the following parenthetical: "(or its affiliate, as the case may be)".

     4. The Support Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms.

FORD CREDIT EUROPE plc                  FORD MOTOR COMPANY

By: /s/ James W. Bosscher               By: /s/ Malcolm S. Macdonald
    ---------------------                   ------------------------
Name: James W. Bosscher                 Name: Malcolm S. Macdonald
Title: Treasurer                        Title: Treasurer